77Q1(e) New Investment Advisory Contracts

Form of Subadvisory Agreement between SunAmerica and BAMCO, Inc. (BAMCO) (SunAmerica Focused Alpha Growth Fund) Incorporated herein by reference to Post-Effective Amendment No. 29 to Registrants Registration Statement on Form N-1A (file No. 333-111662) filed on October 25, 2011.

Form of Subadvisory Agreement between SunAmerica and BlackRock Investment Management, LLC (BlackRock) (SunAmerica Focused Alpha Large-Cap Fund) Incorporated herein by reference to Post-Effective Amendment No. 29 to Registrants Registration Statement on Form N-1A (file No. 333-111662) filed on October 25, 2011.

Form of Subadvisory Agreement between SunAmerica and Marsico Capital Management, LLC (Marsico) (SunAmerica Focused Alpha Growth Fund and SunAmerica Focused Alpha Large-Cap Fund) Incorporated herein by reference to Post-Effective Amendment No. 29 to Registrants Registration Statement on Form N-1A (file No. 333-111662) filed on October 25, 2011.


77Q1(g) Merger Agreement

Form of Agreement and Plan of Reorganization between SunAmerica Specialty Series and SunAmerica Focused Alpha Growth Fund Incorporated herein by reference to Registrants Registration Statement on Form N-14 (file No. 333-180671) filed on April
11, 2012.

Form of Agreement and Plan of Reorganization between SunAmerica Specialty Series and SunAmerica Focused Alpha Large-Cap Fund Incorporated herein by reference to Registrants Registration Statement on Form N-14 (file No. 333-180670) filed on April
11, 2012.